EXHIBIT A

List of Funds

Name	Ticker Symbol
Guggenheim S&P 500® Top 50 ETF	XLG
Guggenheim S&P 500® Equal Weight ETF	RSP
Guggenheim S&P 500® Pure Growth ETF	RPV
Guggenheim S&P 500® Pure Value ETF	RPG
Guggenheim S&P MidCap 400® Pure Growth ETF	RFV
Guggenheim S&P MidCap 400® Pure Value ETF	RFG
Guggenheim S&P SmallCap 600® Pure Growth ETF	RZV
Guggenheim S&P SmallCap 600® Pure Value ETF	RZG
Guggenheim S&P 500® Equal Weight Materials ETF	RTM
Guggenheim S&P 500® Equal Weight Industrials ETF	RGI
Guggenheim S&P 500® Equal Weight Technology ETF	RYT
Guggenheim S&P 500® Equal Weight Health Care ETF	RYH
Guggenheim S&P 500® Equal Weight Consumer Staples ETF	RHS
Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF	RCD
Guggenheim S&P 500® Equal Weight Energy ETF	RYE
Guggenheim S&P 500® Equal Weight Financials ETF	RYF
Guggenheim S&P 500® Equal Weight Utilities ETF	RYU
Guggenheim S&P SmallCap 600® Equal Weight ETF	EWSC
Guggenheim S&P MidCap 400® Equal Weight ETF	EWMC
Guggenheim MSCI Emerging Markets Equal Country Weight ETF	EWEM
Guggenheim S&P 500® Equal Weight Real Estate ETF	EWRE
Guggenheim S&P 100® Equal Weight ETF	OEW
Guggenheim Multi-Factor Large Cap ETF	[XXX]

Additions noted in bold.